UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2025

UWM Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)
(800) 981-8898
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange
Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	UWMCWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2025, Mr. Andrew Hubacker informed the Board of Directors of UWM Holdings Corporation (the “Company”) that he would be transitioning into a senior advisor role effective April 1, 2025. On March 28, 2025, the Board appointed Rami Hasani as the Company’s Executive Vice President, Chief Financial Officer, effective as of April 1, 2025. In addition, Mr. Hasani will assume the responsibilities of principal accounting officer.

Mr. Hasani, 44, has served as the Company’s Senior Vice President, Financial Reporting, Analysis & Compliance since February 2024, and prior to that as Vice President, Finance Reporting & Compliance since November 2020, where he led the efforts around technical accounting and financial reporting, including the quarterly and annual financial statement filings with the Securities and Exchange Commission, as well as the internal controls over financial reporting. Prior to joining the Company, Mr. Hasani was with Deloitte & Touche, LLP from 2003 to 2020, most recently serving as a Senior Manager in the Advisory practice. Mr. Hasani holds a B.S. degree from Oakland University in accounting and has been a Certified Public Accountant since 2004.

In connection with his promotion to Executive Vice President, Chief Financial Officer, the Compensation Committee has agreed (i) to increase Mr. Hasani’s base salary to $330,000, (ii) increase his annual bonus target under the Company’s Captains Annual Bonus Plan to $250,000 and (iii) grant him a long-term incentive plan (“LTIP”) award equal to 1.5% of the LTIP pool. The Compensation Committee also approved a one-time promotion award consisting of a grant of restricted stock units, in the amount of $1.0 million, upon Mr. Hasani’s appointment as Executive Vice President, Chief Financial Officer of the Company, which will vest on the seventh anniversary of the grant date. Mr. Hasani will be eligible to participate in all benefits and perquisites available to senior executive officers.

There are no other arrangements or understandings between Mr. Hasani, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Hasani was appointed as Chief Financial Officer of the Company. There are no related party transactions between the Company and Mr. Hasani (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Hasani does not have any family relationships with any of the Company’s directors or executive officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2025

UWM HOLDINGS CORPORATION

By:	/s/ Mathew Ishbia
Name:	Mathew Ishbia
Title:	Chairman, President and Chief Executive Officer